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                                                                      EXHIBIT 21


                             AMSOUTH BANCORPORATION
                              LIST OF SUBSIDIARIES
                              AT DECEMBER 31, 1999

The following is a list of all subsidiaries of AmSouth Bancorporation and the jurisdiction in which they were organized. Each subsidiary does business under its own name.


       Name                                    Jurisdiction Where Organized
       ----                                    ----------------------------

CENTRALSOUTH FINANCIAL SERVICES, LLC                    Mississippi
FIRST AMERICAN BUSINESS CAPITAL, INC.                   Tennessee
FIRST AMERICAN ENTERPRISES, INC.                        Tennessee
FIRST AMERICAN FEDERAL SAVINGS BANK                     U.S.A.

AMSOUTH BANK                                            Alabama
   AmSouth Capital Corporation                          Delaware
   AmSouth Finance Corporation                          Alabama
   AmSouth Leasing Corporation                          Alabama
       A-F Leasing, Ltd.                                Alabama
       AmSouth Leasing, Ltd.                            Alabama
   A-F Leasing, LLC                                     Alabama
   AmSouth Insurance Agency, Inc.                       Florida
   AmSouth Investment Services, Inc.                    Alabama
   AmSouth Retirement Services, Inc.                    Florida
   AmSouth Riverchase, Inc.                             Alabama
   Cahaba Holdings, Inc.                                Delaware
       Cahaba Corporation                               Delaware
   Commercial National Investment Services, Inc.        Louisiana
   Fifth Avenue Realty Company                          (unincorporated joint
                                                        venture)
   First American Network, Inc.                         Tennessee
   First AmTenn Life Insurance Company                  Mississippi
   FirstGulf Insurance Agency, Inc.                     Alabama
   Five Points Capital Advisors, Inc.                   Alabama
   FMLS, Inc.                                           Tennessee
   Fortune Mortgage Corporation                         Florida
   GTC Title, Inc.                                      Alabama
       MCC Holdings, Inc.                               Alabama
           Meriwether Capital Corporation               Virginia
   Highland Rim Title Company                           Tennessee
   IFC Insurance Agency, Inc.                           Tennessee
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   IFC Holdings, Inc.                                   Delaware
       (d/b/a INVEST Financial Corporation)

       INVEST Financial Corporation                     Delaware
       Insurance Agency, Inc. of Delaware

            INVEST Financial Corporation                Alabama
            Insurance Agency, Inc. of Alabama

            INVEST Financial Corporation                Connecticut
            Insurance Agency, Inc. of Connecticut

            INVEST Financial Corporation                Georgia
            Insurance Agency, Inc. of Georgia

            INVEST Financial Corporation                Illinois
            Insurance Agency, Inc. of Illinois

            INVEST Financial Corporation                Maryland
            Insurance Agency, Inc. of Maryland

            INVEST Financial Corporation                Massachusetts
            Insurance Agency, Inc. of Massachusetts

            INVEST Financial Corporation                Mississippi
            Insurance Agency P.A. of Mississippi

            INVEST Financial Corporation                Montana
            Insurance Agency, Inc. of Montana

            INVEST Financial Corporation                Nevada
            Insurance Agency, Inc. of Nevada

            INVEST Financial Corporation                New Mexico
            Insurance Agency, Inc. of New Mexico

            INVEST Financial Corporation                Ohio
            Insurance Agency, Inc. of Ohio

            INVEST Financial Corporation                Oklahoma
            Insurance Agency, Inc. of Oklahoma

            INVEST Financial Corporation                South Carolina
            Insurance Agency, Inc. of South Carolina

            INVEST Financial Corporation                Texas
            Insurance Agency, Inc. of Texas
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            INVEST Financial Corporation                Wyoming
            Insurance Agency, Inc. of Wyoming

         Investment Centers of America, Inc.            North Dakota

         Trust Center of America                        North Dakota

         First Dakota, Inc.                             North Dakota

         Lewis & Clark Securities, Inc.                 North Dakota
         (f/k/a Farwest Securities, Inc.)

         First Dakota of Montana, Inc.                  Montana

         First Dakota of Texas, Inc.                    Texas

         First Dakota of New Mexico, Inc.               New Mexico

         First Dakota of Wyoming, Inc.                  Wyoming

      National Properties and Mining Company, Inc.      Delaware
      OakBrook Investments, LLC                         Delaware
      Pioneer Securities, Inc.                          Tennessee
      Rockhaven Asset Management, LLC                   Delaware
      Sawgrass Asset Management, LLC                    Delaware
      Service Mortgage and Insurance Agency, Inc.       Florida
      The SSI Group, Inc.                               Florida



NON-PROFIT CORPORATIONS

Name                                           Jurisdiction Where Organized
----                                           ----------------------------

AmSouth Community Development Corporation                Tennessee

AmSouth/First American Foundation                        Tennessee

AmSouth Bancorporation Foundation                        Alabama